Exhibit 10.43

SIXTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT

This Sixth Amendment to Credit Agreement and Consent (the “Amendment”) is made as of March 10, 2010 among the undersigned, Smart Business Advisory and Consulting, LLC a Delaware limited liability company (the “Existing Borrower”), Smart Business Holdings, Inc., a Delaware corporation (the “Parent”), Bank of Montreal (“BMO”), individually and as Administrative Agent (BMO being referred to herein in such capacity as the “Administrative Agent”), the other Lenders currently party to the Credit Agreement (together with BMO, collectively referred to herein as the “Lenders”), the Guarantors party hereto, and LECG, LLC, a California limited liability company (the “New Borrower,” and together with the Existing Borrower, collectively referred to herein as the “Borrowers”).

PRELIMINARY STATEMENTS

A.            The Existing Borrower, the Parent, the Administrative Agent and the Lenders entered into a Credit Agreement dated as of May 15, 2007 (as heretofore amended, the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.            The Parent, LECG Corporation, a Delaware corporation (the “LECGC”), Red Sox Acquisition LLC, a Delaware limited liability company (“Surviving Merger Sub”) and certain other parties entered into an Agreement and Plan of Merger dated as of August 17, 2009 (as heretofore amended, the “Merger Agreement”), pursuant to which (i) the Parent will be merged with and into the Surviving Merger Sub with the Surviving Merger Sub surviving the merger, (ii) immediately thereafter LECGC will transfer all of the issued and outstanding capital stock of the Surviving Merger Sub to the New Borrower so that the Surviving Merger Sub becomes a direct subsidiary of the New Borrower and the Existing Borrower becomes a direct subsidiary of the Surviving Merger Sub, and (iii) the Surviving Merger Sub will change its name to Smart Business Holdings, LLC (collectively, the “LECG Merger”).

C.            The Existing Borrower has requested that the Lenders (i) consent to the LECG Merger, (ii) amend certain provisions to the Credit Agreement, and (iii) add the New Borrower as a Borrower under the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

D.            The Borrowers acknowledge and agree that the principal amount of the Obligations as of the Sixth Amendment Effective Date is $40,759,740 ($39,887,500 in Term Loans and $872,240 in BMO Hedge Termination Payment), and such amount (together with interest and fees thereon) is justly and truly owing by the Existing Borrower without defense, offset or counterclaim.

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                CONSENT.

Section 1.01.               The Existing Borrower has requested that the Lenders consent to the LECG Merger.  Accordingly, subject to the satisfaction of the conditions precedent set forth in Section 6 below, the Administrative Agent and the Lenders hereby consent to the LECG Merger.

SECTION 2.                AMENDMENTS.

Subject to satisfaction of the conditions precedent set forth in Section 6 hereof, the Credit Agreement is hereby amended as follows:

Section 2.01.               The defined terms “Base Rate” and “Adjusted LIBOR” appearing in Section 1.4 of the Credit Agreement are hereby amended in their entireties and as so amended shall be restated to read as follows:

“Base Rate” means, for any day, the rate per annum equal to the greatest of:  (a) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate, or its equivalent, for U.S. Dollar loans to borrowers located in the United States as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent’s best or lowest rate), (b) the sum of (i) the rate determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (ii) 1/2 of 1%, (c) 3.0% and (d) the LIBOR Quoted Rate for such day plus 1.50%.  As used herein, the term “LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one-month interest period which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) divided by (ii) one (1) minus the Eurodollar Reserve Percentage.

“Adjusted LIBOR” means, for any Borrowing of Eurodollar Loans, the greater of (a) 2.0% per annum and (b) a rate per annum rate determined in accordance with the following formula:

Adjusted LIBOR	=	LIBOR
1 - Eurodollar Reserve Percentage

Section 2.02.               Section 1.8 of the Credit Agreement is hereby amended in its entirety and as so amended shall be restated to read as follows:

Section 1.8.           Maturity of Loans; Scheduled Payments of Term B Loans and BMO Hedge Termination Payment.  The Borrowers shall make principal payments on the Term B Loans and the BMO Hedge Termination Payment in installments on the last day of each March, June, September, and December in each year with the amount of each such principal installment to equal the amount set forth in Column B below shown opposite of the relevant due date as set forth in Column A below:

COLUMN A	COLUMN B
PAYMENT DATE	SCHEDULED PAYMENTS
Sixth Amendment Effective Date	$3,500,000
06/30/2010	$3,000,000
09/30/2010	$3,000,000
12/31/2010	$3,000,000

, it being agreed that a final payment composed of all principal and interest not sooner paid on the Term B Loans and the BMO Hedge Termination Payment shall be due and payable on March 31, 2011, the final maturity for each of the Term B Loans and the BMO Hedge Termination Payment.  Each such principal payment shall be applied to the Term B Loans and the BMO Hedge Termination Payment on a ratable basis based on the outstanding principal amounts thereof, and each such principal payment of the Term B Loans shall be applied to the Lenders holding the Term B Loans pro rata based upon their Term B Loan Percentages.

Section 2.03.               Sections 1.9(b)(ii), 1.9(b)(iii), 1.9(b)(iv) and 1.9(b)(v) shall be amended in their entirety and as so amended shall be restated to read as follows:

(ii)   If after the Sixth Amendment Effective Date the Parent, any Borrower or Subsidiary shall issue new equity securities (whether common or preferred stock or otherwise), other than (A) equity securities issued in connection with the exercise of employee stock options or pursuant to an employee stock incentive plan, (B) capital stock of the Parent the Net Cash Proceeds of which are used in whole or in part to finance a Permitted Acquisition, (C) capital stock issued to the seller of an Acquired Business in connection with a Permitted Acquisition, (D) capital stock of the Parent the Net Cash Proceeds of which are used to finance redemptions of equity interests owned by managers of Parent, any Borrower or Subsidiary upon termination of employment to the extent permitted by Section 8.12(c) hereof, and (E) capital stock of the Parent the Net Cash Proceeds of which are used to finance Capital Expenditures, the Borrowers shall promptly notify the Administrative Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of Parent, such Borrower or Subsidiary in respect thereof.  Promptly upon receipt by the Parent, such Borrower or Subsidiary of Net Cash Proceeds of such issuance, the Borrowers shall prepay the Obligations in an aggregate amount equal to 50% of the amount of such Net Cash Proceeds.  The amount of each of such prepayment shall be applied ratably to the outstanding Term B Loans and BMO Hedge Termination Payment based upon the outstanding principal amounts thereof until paid in full.  The Borrowers acknowledge that their performance hereunder shall not limit the rights and remedies of the Lenders for any breach of Section 8.11 (Maintenance of Subsidiaries) or Section 9.1(i) (Change of Control) hereof or any other terms of the Loan Documents.

(iii)   If after the Sixth Amendment Effective Date, the Parent, any Borrower or Subsidiary shall issue any Indebtedness for Borrowed Money, other than Indebtedness for Borrowed Money permitted by Section 8.7 hereof, the Borrowers shall promptly notify the Administrative Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of the Parent, such Borrower or Subsidiary in respect thereof.  Promptly upon receipt by the Parent, such Borrower or Subsidiary of Net Cash Proceeds of such issuance, the Borrowers shall prepay the Obligations in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds.  The amount of each of such prepayment shall be applied ratably to the outstanding Term B Loans and BMO Hedge Termination Payment based upon the outstanding principal amounts thereof until paid in full.  The Borrowers acknowledge that their performance hereunder shall not limit the rights and remedies of the Lenders for any breach of Section 8.7 hereof or any other terms of the Loan Documents.

(iv)   If after the Sixth Amendment Effective Date, the Parent, any Borrower or Subsidiary shall issue any Subordinated Debt (other than Permitted Subordinated Debt), the Borrowers shall promptly notify the Administrative Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of the Parent, such Borrower or Subsidiary in respect thereof.  Promptly upon receipt by the Parent, such Borrower or Subsidiary of Net Cash Proceeds of such issuance, the Borrowers shall prepay the Obligations in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds.  The amount of each of such prepayment shall be applied ratably to the outstanding Term B Loans and BMO Hedge Termination Payment based upon the outstanding principal amounts thereof until paid in full.  The Borrowers acknowledges that their performance hereunder shall not limit the rights and remedies of the Lenders for any breach of Section 8.7 hereof or any other terms of the Loan Documents.

(v)   Within five (5) Business Days after each Payment Date set forth in Column A below, the Borrowers shall prepay the Obligations by an amount equal to the amount by which their aggregate unrestricted cash balances exceed the Threshold Amount set forth in Column B below:

COLUMN A	COLUMN B
PAYMENT DATE	THRESHOLD AMOUNT
03/31/2010	$15,000,000
06/30/2010	$15,000,000
09/30/2010	$17,000,000
12/31/2010	$20,000,000

The amount of each such prepayment shall be applied ratably to the outstanding Term B Loans and BMO Hedge Termination Payment based upon the outstanding principal amounts thereof until paid in full.  In calculating the amount of prepayment to be made under this paragraph, quarterly cash balance will be pro-forma for the amortization payment due in such quarter and include any tax refund proceeds received in such quarter but exclude the net proceeds of any subsequent issuance of equity by the Parent or issuance of Permitted Subordinated Debt by any Borrower or the Parent (if any).  Cash balance on each Payment Date will be reflective of only ordinary course payments being made, and will preclude any prepayments or other non-ordinary course disbursements reducing such cash balance.

Section 2.04.               Section 5.1 of the Credit Agreement is hereby amended by adding new defined terms which read as follows:

“Existing Borrower” means Smart Business Advisory and Consulting, LLC, a Delaware limited liability company.

“LECGC” means LECG Corporation, a Delaware corporation.

“LECG Merger” means (i) on or about the Sixth Amendment Effective Date, the Parent will be merged with and into the Surviving Merger Sub with the Surviving Merger Sub surviving the merger, (ii) immediately thereafter LECGC will transfer all of the issued and outstanding capital stock of the Surviving Merger Sub to the New Borrower so that the Surviving Merger Sub becomes a direct subsidiary of the New Borrower and the Existing Borrower becomes a direct subsidiary of the Surviving Merger Sub, and (iii) the Surviving Merger Sub will change its name to Smart Business Holdings, LLC.

“Merger Agreement” means that certain Agreement and Plan of Merger dated as of August 17, 2009, as amended, by and among the Parent, LECGC and certain other parties thereto.

“New Borrower” means LECG, LLC, a California limited liability company.

“Permitted Acquisition” means any Acquisition with respect to which all of the following conditions shall have been satisfied:

(a)           the Acquired Business is in an Eligible Line of Business;

(b)           the Acquisition shall not be a Hostile Acquisition;

(c)           the Borrowers shall have notified the Administrative Agent and Lenders not less than 10 Business Days prior to any such Acquisition;

(e)           the Acquisition, when taken together with all other Permitted Acquisitions after the Sixth Amendment Effective Date, shall not result in the addition of more than ten (10) partners;

(f)            if a new Subsidiary is formed or acquired as a result of or in connection with the Acquisition, the Borrowers shall have complied with the requirements of Section 4 hereof in connection therewith;

(g)           after giving effect to the Acquisition and any Credit Event in connection therewith, no Default or Event of Default shall exist, including with respect to the financial covenants contained in Section 8.22 hereof on a pro forma basis; and

(h)           any cash portion of the Total Consideration paid by the Borrowers in connection with the Acquisition shall consist solely of Net Cash Proceeds from the issuance of equity by the Parent or the issuance of Permitted Subordinated Debt by any Borrower and/or the Parent, in each case after the Sixth Amendment Effective Date.

“Permitted Subordinated Debt” means Indebtedness for Borrowed Money of the Borrowers or the Parent incurred after the Sixth Amendment Effective Date, in a principal amount not to exceed $10,000,000 in the aggregate at any time outstanding, that (i) is subordinated to the Obligations, Hedging Liability and Funds Transfer and Deposit Account Liability on terms reasonably acceptable to the Required Lenders, (ii) has a maturity date later than March 31, 2011, (iii) does not provide for any cash payment (whether for principal, interest or otherwise) until the Obligations have been paid in full in cash, and (iv) contains other terms reasonably acceptable to the Required Lenders.

“Sixth Amendment” means that certain Sixth Amendment to Credit Agreement and Consent dated as of March 10, 2010, by and among the Borrowers, the Parent, the Guarantors party thereto, the Lenders and the Administrative Agent.

“Sixth Amendment Effective Date” means the date upon which the Sixth Amendment becomes effective pursuant to its terms.

“Surviving Merger Sub” means Red Sox Acquisition LLC, a Delaware limited liability company.

Section 2.05.               The following defined terms appearing in Section 5.1 of the Credit Agreement are hereby amended in their entireties and as so amended shall be restated to read as follows:

“Applicable Margin” means (i) for Base Rate Loans, a rate per annum equal to 6.50%, and (ii) for Eurodollar Loans, a rate per annum equal to 7.50%.

“Borrower” or “Borrowers” means and includes the Existing Borrower and the New Borrower.

“Change of Control” means any of (a) the acquisition after the Sixth Amendment Effective Date by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 40% or more of the outstanding capital stock or other equity interests of the Parent on a fully-diluted basis, (b) the failure of individuals who are members of the board of directors (or similar governing body) of the Parent on the Sixth Amendment Effective Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Sixth Amendment Effective Date or previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Parent, (c) the failure of the Parent at any time to maintain beneficial ownership of 100% of the outstanding capital stock or other equity interests of the Borrowers on a fully-diluted basis or (d) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness for Borrowed Money of Parent, any Borrower or any Subsidiary shall occur.

“EBITDA” means, with reference to any period (each, a “Test Period”), Net Income for such Test Period plus the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such Test Period, (b) federal, state or foreign income tax expense for such Test Period, (c) depreciation of fixed assets and amortization of intangible assets for such Test Period, (d) non-cash stock-based compensation expenses and non-cash impairment charges incurred during such Test Period, (e) goodwill impairment charges incurred during such Test Period, (f) amortization of signing, performance or retention bonuses paid during such Test Period, (g) expenses incurred during such Test Period in connection with the LECG Merger in an aggregate amount not to exceed $6,000,000, (h) non-recurring non-cash restructuring, integration or severance charges or expenses incurred during such Test Period, (i) non-recurring cash restructuring, integration or severance charges or expenses incurred during such Test Period (including such expenses in an aggregate amount not to exceed $7,500,000 after the Sixth Amendment Effective Date), and (j) all amounts paid to FTI Consulting, Inc. or other agents engaged or retained by or on behalf of the Administrative Agent or the Lenders during such Test Period, minus the sum of all amounts included in such Net Income amount in respect of extraordinary gains and non-cash gains realized during such Test Period and, minus cash used during such Test Period for payment of multi-year signing, performance or retention bonuses (whether or not such amounts were included in arriving at Net Income).  Notwithstanding the foregoing, EBITDA for (A) the fiscal quarter of the Parent ended December 31, 2009 shall be $7,929,631, (B) the fiscal quarter of the Parent ended September 30, 2009 shall be $4,690,429 and (C) the fiscal quarter of the Parent ended June 30, 2009 shall be $5,036,816.

“Fixed Charges” means, with reference to any period, the sum of (a) all payments of principal made or to be made during such period with respect to Indebtedness for Borrowed Money of the Parent and its Subsidiaries other than mandatory prepayments made in accordance with Section 1.9(b) of this Agreement, (b) Interest Expense for such period payable or paid in cash, (c) federal, state or foreign income taxes, or Tax Distributions with respect thereto, paid or payable in cash by the Parent and its Subsidiaries during such period, and (d) payments permitted by Section 8.12(c) hereof made during such period.

“Parent” means Smart Business Holdings, Inc., a Delaware corporation until the consummation of the Merger and after consummation of the Merger, Parent means LECGC.

“Total Funded Debt” means, at any time the same is to be determined, the sum (but without duplication) of (a) all Indebtedness for Borrowed Money of the Parent and its Subsidiaries at such time other than the Indebtedness for Borrowed Money evidenced by the Parent Subordinated Notes or the Permitted Subordinated Debt, and (b) all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by the Parent or any of its

Subsidiaries or which the Parent or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Parent or any of its Subsidiaries has otherwise assured a creditor against loss.

Section 2.06.               Each of the defined terms “Interest Expense”, “Net Income”, “Subsidiary” and “Total Funded Debt/EBITDA Ratio” appearing in Section 5.1 of the Credit Agreement shall be and hereby is amended by deleting reference to “the Borrower” wherever it appears in such definitions and inserting in its place reference to “the Parent”.

Section 2.07              Section 6.6 of the Credit Agreement shall be and hereby is amended and restated to read in its entirety as follows:

Section 6.6.           No Material Adverse Change.  Since December 31, 2008 (with respect to the Existing Borrower) or December 31, 2009 (with respect to LECGC and the New Borrower), or, if later, the date of the most recent audited financial statements delivered pursuant to Section 8.5(b) hereof (whichever is later), there has been no change in the condition (financial or otherwise) or business prospects of the Parent, any Borrower or Subsidiary except those occurring in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 2.08.               Section 8.7 of the Credit Agreement is hereby amended by (i) amending and restating clause (e) therein and (ii) adding thereto new clauses (i) and (j), in each case to read as follows:

(e)           intercompany advances from time to time owing by any Subsidiary to any Borrower or another Subsidiary or by any Borrower to one of its Subsidiaries in the ordinary course of business; provided, any such intercompany advances by the Borrowers and Guarantors to their Subsidiaries that are not Guarantors hereunder shall only be permitted if: (A) proceeds from such intercompany advances are used solely for expenses incurred in the ordinary course of business then due or to become due within 10 Business Days from such intercompany advance, (B) the amount of any intercompany advance shall not exceed ordinary course expenses then due or to become due within 10 Business Days from such intercompany advance, and (C) all such intercompany advances, when taken together with any investments permitted by Section 8.9(f) hereof and net of any repayments, shall not exceed $10,000,000 in the aggregate from the Sixth Amendment Effective Date through March 31, 2011;

(i)            Permitted Subordinated Debt; and

(j)            indebtedness of the New Borrower arising under certain letters of credit issued by Bank of America, N.A. not to exceed $1,810,000 in the aggregate at any one time.

Section 2.09.              Section 8.8 of the Credit Agreement is hereby amended by a new clause (h) thereto to read as follows:

(h)           Liens in favor of Bank of America, N.A. on cash of the New Borrower to collateralize the indebtedness permitted by Section 8.7(j) hereof; provided, that the amount of cash subject to such Liens shall not exceed 115% of the outstanding face amount of the letters of credit permitted by Section 8.7(j).

Section 2.10.              Clauses (f) and (h) of Section 8.9 of the Credit Agreement are hereby amended in their entirety and as so amended shall be restated to read as follows:

(f)            the Parent’s or any Borrower’s investments from time to time in its Subsidiaries, and investments made from time to time by a Subsidiary in or more of its Subsidiaries; provided, that any investments by the Borrowers and Guarantors to their Subsidiaries that are not Guarantors hereunder shall only be permitted if: (A) proceeds from such investments are used solely for expenses incurred in the ordinary course of business then due or to become due within 10 Business Days from such investment, (B) the amount of any investment shall not exceed ordinary course expenses then due or to become due within 10 Business Days from such investment, and (C) all such investments, when taken together with any investments permitted by Section 8.7(e) hereof and net of any dividends and other distributions to any Borrower or Guarantor, shall not exceed $10,000,000 in the aggregate from the Sixth Amendment Effective Date through March 31, 2011;

(h)           Permitted Acquisitions; and

Section 2.11.              Clauses (b) and (e) of Section 8.12 of the Credit Agreement are hereby amended in their entirety and as so amended shall be restated to read as follows:

(b)           the making of non-cash or “PIK” dividends or distributions on shares of preferred stock issued or sold by any Borrower or Parent and owned by Great Hill;

(e)           so long as no Default or Event of Default shall exist or result therefrom, the purchase, repurchase or redemption of shares of common stock issued by any Borrower or the Parent (including but not limited to shares issued to employees of the Parent, the Borrowers and their Subsidiaries relating to any stock compensation program) in an aggregate amount that does not exceed $250,000 during any fiscal year of the Borrowers.

Section 2.12.              Section 8.21 of the Credit Agreement is hereby amended in its entirety and as so amended shall be restated to read as follows:

Section 8.21.        Domestic EBITDA; Cash.  (a)  Domestic EBITDA.  Each Borrower shall maintain its business such that not less than 60% of the EBITDA of the Parent and its Subsidiaries in any 12 consecutive calendar month period (commencing with the 12 consecutive calendar month period ending March 31, 2010) is attributable to the Parent and its Domestic Subsidiaries (excluding any of their respective Foreign Subsidiaries).

(b)  Cash.  As of the last day of each calendar month of the Parent (subject to Section 8.26(a) hereof), none of the Parent nor any Borrower shall, nor shall they permit any Subsidiary to, maintain cash in accounts not subject to a perfected first priority lien in favor of the Administrative Agent, including accounts maintained by Subsidiaries which are not guarantors hereunder, in an amount greater than $8,000,000 in the aggregate; provided, that it shall not be an Event of Default hereunder if such default is remedied within ten (10) Business Days after the end of such calendar month.

Section 2.13.              Section 8.22 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

(a)           Total Funded Debt/EBITDA Ratio.  As of the last day of each fiscal quarter of the Parent ending during the relevant period set forth below, the Borrowers shall not permit the Total Funded Debt/EBITDA Ratio to be greater than the corresponding ratio set forth opposite such period below:

PERIOD(S) ENDING	TOTAL FUNDED DEBT/EBITDA RATIO SHALL NOT BE GREATER THAN:

3/31/10	3.40 to 1.0

6/30/10	3.20 to 1.0

9/30/10	2.90 to 1.0

12/31/10	2.80 to 1.0

3/31/11	2.25 to 1.0

(b)           Fixed Charge Coverage Ratio.  As of the last day of each fiscal quarter of the Parent specified below, the Borrowers shall maintain a ratio of (i) EBITDA for the period set forth below (each, a “Compliance Period”), less Capital Expenditures (excluding integration-related Capital Expenditures) for such Compliance Period, to (ii) Fixed Charges for the Compliance Period set forth below of not less than the corresponding ratio set forth opposite such Compliance Period below:

COMPLIANCE PERIOD ENDED	FIXED CHARGE COVERAGE RATIO SHALL NOT BE LESS THAN:

Four Fiscal Quarters Ended 3/31/10	1.0 to 1.0

Four Fiscal Quarters Ended 6/30/10	0.80 to 1.0

Four Fiscal Quarters Ended 9/30/10	0.65 to 1.0

Four Fiscal Quarters Ended 12/31/10	0.50 to 1.0

Four Fiscal Quarters Ended 3/31/11	0.90 to 1.0

(c)           Minimum EBITDA.  The Borrowers shall at all times, maintain EBITDA as of the last day of each fiscal quarter specified below, for the period specified below, in an amount not less than the amount set forth opposite such period below:

PERIOD	MINIMUM REQUIRED AMOUNT

Four Fiscal Quarters Ended 3/31/10	$11,500,000

Four Fiscal Quarters Ended 6/30/10	$11,000,000

Four Fiscal Quarters Ended 9/30/10	$11,500,000

Four Fiscal Quarters Ended 12/31/10	$10,500,000

Four Fiscal Quarters Ended 3/31/11	$16,500,000

(d)           Capital Expenditures.  The Borrowers shall not, nor shall they permit any Subsidiary to, incur Capital Expenditures (excluding integration-related Capital Expenditures) in an amount in excess of $3,000,000 in the aggregate in any fiscal year.

(e)           Rental Expense.  The Borrowers shall not, nor shall they permit any Subsidiary to, incur rental expense in an amount in excess of $5,000,000 in the aggregate in any fiscal quarter.

(f)            Balance Sheet Cash.  As the last day of each fiscal quarter of the Parent, the Borrowers shall maintain unrestricted cash on their consolidated balance sheet in an amount of at least $6,000,000 in the aggregate.

Section 2.12.              Section 8.23 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

Section 8.23.  The Borrowers shall cause Great Hill to deliver to the Administrative Agent an agreement in form and substance acceptable to the Administrative Agent including an agreement where Great Hill agrees not sell, pledge, encumber or otherwise dispose any shares of preferred stock or common stock issued or sold by Parent to Great Hill until the Obligations have been repaid in full in cash.

Section 2.13.              Section 8.25 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

Section 8.25.  Provision of Cash Flow Forecasts.  On or prior to the 3rd day of every other calendar week (commencing with the first full calendar week after the Sixth Amendment Effective Date), the Borrowers shall deliver to the Administrative Agent and the Lenders a thirteen (13) week cash flow forecast which shall include, but not be limited to, reconciliation (except in the case of the first such cash flow forecast provided pursuant to the terms hereof) to such thirteen (13) week cash flow forecast previously delivered to the Administrative Agent and the Lenders as specified by the Administrative Agent.

Section 2.14.              Section 8.26 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

Section 8.26.  Deposit Accounts; Stock Certificates.  (a) Not later than 30 days after the Sixth Amendment Effective Date, the Borrowers shall, and shall cause each Guarantor to, maintain all deposit accounts (other than those accounts set forth in Section 4.2(i) hereof) with the Administrative Agent or with other financial institutions selected by the Borrowers and reasonably acceptable to the Administrative Agent (which financial institutions have entered into account control agreements with the Administrative Agent relating to such accounts on terms reasonably acceptable to the Administrative Agent).

(b) Not later than 30 days after the Sixth Amendment Effective Date, the Borrowers shall, and shall cause each Guarantor to, deliver to the Administrative Agent original stock certificates or other similar instruments or securities representing all of the issued and outstanding shares of capital stock or other equity interests in each Subsidiary of the Borrowers and Guarantors (65% of such capital stock in the case of any Foreign Subsidiary as provided in Section 4.2 of the Credit Agreement) together with stock powers for the Collateral consisting of the stock or other equity interest in each Subsidiary of the Borrowers and Guarantors executed in blank and undated,

Section 2.15.              Section 13 of the Credit Agreement shall be and hereby is amended by inserting new Sections 13.26 and 13.27 immediately after Section 13.25 to read in their entirety as follows:

Section 13.26  Joint and Several.  Each of LECG, LLC and Smart Business Advisory and Consulting, LLC (each a “Borrower Loan Party”) hereby acknowledge and agree that each reference to “Borrower” in this Agreement shall be deemed a reference to each Borrower Loan Party collectively and each Borrower Loan Party hereby acknowledge and agree that it has joint and several liability on the Term B Loans, the BMO Hedge Termination Payment and on all other Obligations owed by the Borrowers under this Agreement and the other Loan Documents (collectively, the “Borrowers’ Obligations”), and that such liability is absolute and unconditional and shall not in any manner be affected or impaired by any of acts or omissions whatsoever by the Lenders, and without limiting the generality of the foregoing, each Borrower Loan Parties’ joint and several liability on the Borrowers’ Obligations shall not be impaired by any acceptance by the Lenders of any other security for or guarantors upon any of the Borrowers’ Obligations, or by any failure, neglect or omission on the Lenders’ part to resort to any one or all of the Borrower Loan Parties for payment of any of the Borrowers’ Obligations, or to realize upon or protect any collateral security therefor.  Each Borrower Loan Party’s joint and several liability on the Borrowers’ Obligations shall not in any manner be impaired or affected by who receives or uses the proceeds of the Term B Loans or for what purposes such proceeds are used, and each Borrower Loan Party waives notice of borrowing requests issued by, and loans made to, other Borrower Loan Parties.  Such joint and several liability of each Borrower shall also not be impaired or affected by (and each Lender, without notice to anyone, is hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any collateral security for any of the Borrowers’ Obligations or of any guaranty thereof.  In order to enforce payment of any of the Borrowers’ Obligation, foreclose or otherwise realize on any collateral security therefor, and to exercise the rights granted to the Administrative Agent hereunder and thereunder and under applicable law, the Administrative Agent shall be under no obligation at any time to first resort to any collateral security, property, liens or any other rights or remedies whatsoever, and the Lenders shall have the right to enforce any of the Borrowers’ Obligations irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.  By its acceptance below, each Borrower Loan Party hereby expressly waives and surrenders any defense to its joint and several liability on the Borrowers’ Obligations based upon any of the foregoing.  In furtherance thereof, each Borrower Loan Party agrees that wherever in this Agreement it is provided that a Borrower Loan Party is liable for a payment such obligation is the joint and several obligation of each Borrower Loan Party.

Section 13.27.      Appointment and Authorization of Existing Borrower.  Each Borrower Loan Party irrevocably appoints and authorizes the Existing Borrower to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Borrower Loan Parties by the terms thereof, together with all such powers as are reasonably incidental thereto.

Each Borrower Loan Party irrevocably agrees that the Lenders and Administrative Agent may conclusively rely on the authority of the Existing Borrower in exercising the powers granted to it by the terms of this Agreement.

Section 2.16.  Joinder of the New Borrower and the New Guarantors.  (a) New Borrower. The New Borrower hereby elects to be a “Borrower” for all purposes of the Credit Agreement, effective from the Sixth Amendment Effective Date.  The New Borrower confirms that the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct as to it as of the Sixth Amendment Effective Date and the New Borrower shall comply with each of the covenants set forth in Section 8 of the Credit Agreement applicable to it.  Without limiting the generality of the foregoing, the New Borrower hereby agrees to perform all the obligations of a Borrower under, and to be bound in all respects by the terms of, the Credit Agreement to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.

(b) Guarantors.  Each of LECGC and each other party signing the Sixth Amendment under the heading “Guarantors” (the “New Guarantors”) hereby elects to be a “Guarantor” for all purposes of the Credit Agreement, effective from the Sixth Amendment Effective Date.  Each of the New Guarantors confirms that the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct as to such New Guarantor as of the Sixth Amendment Effective Date and the each of the New Guarantors shall comply with each of the covenants set forth in Section 8 of the Credit Agreement applicable to it.  Without limiting the generality of the foregoing, each New Guarantor hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 12 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.

Section 2.17.  Exhibit E, Schedule 6.2, Schedule 6.5, Schedule 6.10, Schedule 6.11, Schedule 6.14, and Schedule 8.7 to the Credit Agreement shall be amended in their entirety and as so amended shall be restated to read in the form of Exhibit E, Schedule 6.2, Schedule 6.5, Schedule 6.10, Schedule 6.11, Schedule 6.14, and Schedule 8.7, respectively, attached hereto.

SECTION 3.                TERM LOAN/BMO HEDGE TERMINATION PAYMENT AMORTIZATION

Pursuant to the terms of the Capital Contribution Agreement, Great Hill contributed $5,000,000 to the Existing Borrower in the form of a capital contribution, the proceeds (the “Capital Contribution Proceeds”) of which were delivered by the Existing Borrower to the Administrative Agent.  As set forth in the First Amendment to Forbearance Agreement dated as of August 25, 2008, the Capital Contribution Proceeds were deposited by the Administrative Agent into the Collateral Account and continue to be held by the Administrative Agent as security for, and for application by the Administrative Agent to the Obligations as directed by the Required Lenders.

As a condition to the effectiveness of the Sixth Amendment as set forth in Section 6 below, the parties hereto hereby acknowledge and agree that the remaining balance ($458,132.00) of the Capital Contribution Proceeds shall be withdrawn from the Collateral

Account and applied as and for a mandatory prepayment of the Obligations, such prepayment (the “Prepayment Amount”) to be applied pro rata to the Term B Loans and the BMO Hedge Termination Payment.

SECTION 4.                ADDITIONAL AGREEMENTS.

The Borrowers agree that the Administrative Agent shall have the right to re-engage on behalf of the Lenders FTI Consulting, Inc. (or another firm acceptable to the Administrative Agent), to evaluate the financial condition, operating performance, and business prospects of the Borrowers and their Subsidiaries and to perform such other information gathering or evaluation acts as may be reasonably requested by the Administrative Agent or the Required Lenders, and the reasonable costs and expenses of such financial advisor shall be borne by the Borrowers and shall constitute part of the Obligations; provided that so long as no Event of Default shall have occurred and be continuing, the Borrowers shall not be obligated to pay such costs and expenses in excess of $100,000 in any calendar year (which cap shall not apply for any billings related to work done from January 1, 2010 through the Sixth Amendment Effective Date).  The Borrowers shall take reasonable steps to make available to such financial advisor and its representatives such information respecting the financial condition, operating performance, and business prospects of the Borrowers and their Subsidiaries as may be reasonably requested by such financial advisor and shall make its officers, employees, and requests its independent public accountants to be available with reasonable prior notice to discuss such information with such financial advisor and its representatives.

SECTION 5.                FEES.

Section 5.01.              Upfront Fee.  The Borrowers shall pay to the Administrative Agent, for the ratable distribution to each Lender (including Bank of Montreal) which executes and delivers this Amendment, an upfront fee equal to 1.00% of the aggregate principal amount of the Term B Loans and the BMO Hedge Termination Payment outstanding after application of the Prepayment Amount pursuant to Section 3 above (the “Upfront Fee”).  The Upfront Fee shall be payable in two installments: (i) 0.50% on the Sixth Amendment Effective Date and (ii) 0.50% on March 31, 2011, or, if earlier, the date of repayment in full of all Obligations.  The Upfront Fee payable pursuant to clause (ii) above is in addition to the upfront fee required to be paid at such time pursuant to the Fifth Amendment to Credit Agreement and Waiver dated as of November 19, 2008, by and among the Existing Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

Section 5.02.              Success Fee.  The Borrowers shall continue to be obligated to pay to the Administrative Agent, for the ratable benefit of the Lenders, a success fee (herein, the “Success Fee”) equal to $1,000,000, which fee shall be due and payable on the earlier to occur of (i) the final maturity date of the Term B Loans and the BMO Hedge Termination Payment and (ii) the repayment in full of all Obligations under the Credit Agreement; provided, however, that the Success Fee shall be due and payable only to the extent that the Parent’s EBITDA for any four consecutive fiscal quarters of the Parent ended on or prior to March 31, 2011 is greater than or equal to $15,000,000.

SECTION 6.                CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

Section 6.01.              The Borrowers, the Parent, the Administrative Agent and the Required Lenders shall have executed and delivered this Amendment.

Section 6.02.              The Administrative Agent shall have received an Amended and Restated Security Agreement duly executed by the Borrowers and the Guarantors, together with (i) to the extent not already on file, UCC financing statements to be filed against the Borrowers and each Guarantor, as debtor, in favor of the Administrative Agent, as secured party, and (ii) patent, trademark, and copyright collateral agreements to the extent requested by the Administrative Agent.

Section 6.03.              The Administrative Agent shall have received such other closing documents as it shall have reasonably requested in connection with this Amendment, including (i) the legal opinion of counsel to the Borrowers and the Guarantors, (ii) a closing balance sheet of the Borrowers after giving effect to the LECG Merger, (iii) a monthly cash flow forecast of the Borrowers from the date of this Amendment through the final maturity date of the Term B Loans and the BMO Hedge Termination Payment and (iv) a quarterly model reflective of agreed upon terms.

Section 6.04.              The Administrative Agent shall have received copies of the fully-executed Merger Agreement, which shall be in form and substance satisfactory to the Administrative Agent.  The representations and warranties in the Merger Agreement shall be true and correct in all material respects as of the date of the consummation of the LECG Merger thereunder, which shall be substantially contemporaneous with the date of the Sixth Amendment and which shall occur without the waiver by the Parent of any material conditions to is obligations under the Merger Agreement.

Section 6.05.              The Administrative Agent shall have received evidence of repayment in full (or cash collateralization of all outstanding letters of credit) of all outstanding amounts under, and cancellation of, the Second Amended and Restated Credit Agreement dated as of December 15, 2006 and amended as of July 16, 2007, December 20, 2007, February 9, 2009, March 30, 2009 and November 4, 2009, among the New Borrower, the several financial institutions from time to time party thereto (the “LECG Lenders”) and Bank of America, N.A., as administrative agent for the LECG Lenders.

Section 6.06.              Great Hill and its affiliates shall have purchased 6,313,131 shares of Series A Convertible Redeemable Preferred Stock of LECGC for an aggregate purchase price of not less than $24,999,998.76 on terms and conditions reasonably acceptable to the Administrative Agent.

Section 6.07.              The Administrative Agent shall have received certified copies of all documents evidencing the Series A Convertible Redeemable Preferred Stock of LECGC, which such documents shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.

Section 6.08.              The Borrowers shall have in the aggregate a minimum of $6,000,000 in unrestricted cash on their balance sheets as of the Sixth Amendment Effective Date.

Section 6.09.              The Borrower shall have paid to the Administrative Agent that portion of the Upfront Fee set forth in Section 5.01 above which is due and payable on the closing date of this Amendment.

Section 6.10.              Legal matters incident to the execution and delivery of this Amendment shall otherwise be satisfactory to the Administrative Agent and its counsel.

Section 6.11.              After giving effect to this Amendment, no Event of Default shall have occurred and be continuing as of the date of this Amendment that would otherwise take effect.

Section 6.12.              The Administrative Agent shall have received evidence of insurance required to be maintained under the Loan Documents, naming the Administrative Agent as lender’s loss payee.

Section 6.13.              The Administrative Agent shall have received for each Lender copies of each Borrower’s and each Guarantor’s certificates of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary.

Section 6.14.              The Administrative Agent shall have received for each Lender copies of resolutions of each Borrower’s and each Guarantor’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Borrower’s and each Guarantor’s behalf, all certified in each instance by its Secretary or Assistant Secretary.

Section 6.15.              The Administrative Agent shall have received for each Lender copies of the certificates of good standing for each Borrower and each Guarantor (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization and of each state in which it is qualified to do business as a foreign corporation or organization.

Section 6.16.              The Administrative Agent shall have received for each Lender a list of each Borrower’s Authorized Representatives.

Section 6.17.              The Administrative Agent shall have received financing statement, tax, and judgment lien search results against the Property of the New Borrower and each Domestic Subsidiary of the New Borrower evidencing the absence of Liens on its Property except as permitted by Section 8.8 of the Credit Agreement.

Section 6.18.              The Administrative Agent shall have received payment required by Section 1.8 of the Credit Agreement, as amended by the Sixth Amendment, and by Section 3 of the Sixth Amendment.

Section 6.19.              The Administrative Agent shall have received a fully executed letter from Great Hill required by Section 8.23 of the Credit Agreement, as amended by the Sixth Amendment, which such letter shall be in form and substance reasonably acceptable to the Administrative Agent.

SECTION 7.                REPRESENTATIONS.

In order to induce the Lenders to execute and deliver this Amendment, the Borrower and the Guarantors, as applicable, hereby represent to the Lenders that as of the date hereof, the representations and warranties set forth in Section 6 of the Credit Agreement (as amended hereby) are and shall be and remain true and correct in all material respects and, unless specifically waived herein, the Borrower and the Guarantors are in compliance with all of the terms and conditions of the Credit Agreement after giving effect to this Amendment and no Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 8.           MISCELLANEOUS.

Section 8.01               Release.  For value received, including without limitation, the agreements of the Lenders in this Agreement, the Parent and the Borrowers hereby release the Administrative Agent and each Lender, its current and former shareholders, directors, officers, agents, employees, attorneys, consultants, and professional advisors (collectively, the “Released Parties”) of and from any and all demands, actions, causes of action, suits, controversies, acts and omissions, liabilities, and other claims of every kind or nature whatsoever, both in law and in equity, known or unknown, which the Parent or any Borrower has or ever had against the Released Parties from the beginning of the world to this date, including, without limitation, those arising out of the existing financing arrangements between the Parent, the Borrowers and the Lenders, and the Parent and the Borrowers further acknowledge that, as of the date hereof, it does not have any counterclaim, set-off, or defense against the Released Parties, each of which the Parent and the Borrowers hereby expressly waive.

Section 8.02.              The Borrower and the Parent heretofore executed and delivered the Collateral Documents.  The Borrower and the Parent hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Administrative Agent and Lenders thereunder, the obligations of the Borrower and the Parent thereunder, and the Liens created and provided for thereunder in each case remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

Section 8.03                            Except as specifically amended herein or waived hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

Section 8.04                            This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  This Amendment shall be governed by the internal laws of the State of Illinois.

Section 8.05                            The Borrowers agree to pay all reasonable documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the documented reasonable fees and expenses of counsel for the Agent with respect to the foregoing.

Section 8.06                            The Borrowers agree to indemnify the Lenders against all losses, liabilities, claims, damages and expenses relating to or arising out of the loan documents, the transactions contemplated hereby, or the Borrowers’ use of loan proceeds, including, without limitation, environmental problems, except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.  Such indemnity shall include, without limitation, reasonable documents out-of-pocket attorneys’ fees and settlement costs, as further described in Section 13.15 (Costs and Expenses; Indemnification) of the Credit Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Credit Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

“BORROWERS”

SMART BUSINESS ADVISORY AND CONSULTING, LLC

By:
Name
Title

LECG, LLC

By:
Name
Title

“PARENT”

SMART BUSINESS HOLDINGS, INC.

By:
Name
Title

“GUARANTORS”

LECG CORPORATION

By:
Name
Title

LECG CANADA HOLDING, INC.

By:
Name
Title

RED SOX ACQUISITION LLC

By:
Name
Title

Accepted and agreed to.

BANK OF MONTREAL, as Administrative Agent and a Lender

By
Name
Title

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By
Name
Title

MC FUNDING LTD.

By:	Monroe Capital Management LLC, as Collateral Manager

By:
Name:
Title:

GARRISON FUNDING 2008-1 LTD.

By:
Name:
Title:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC, as Investment Advisor

By:
Name:
Title:

BABSON MID-MARKET CLO LTD. 2007-II

By:	Babson Capital Management LLC, as Collateral Manager

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By
Name
Title

By
Name
Title

SARGAS CLO I LTD.

By:	Sargas Asset Management, LLC, its Portfolio Manager

By
Name
Title

CAPITALSOURCE CF LLC

By
Name
Title

COLTS 2005-2 LTD

By:	Structured Asset Investors, LLC as Collateral Manager

By:	Ivy Hill Asset Management, L.P. as Subservicer

By
Name
Title

COLTS 2007-1 LTD

By:	Structured Asset Investors, LLC as Collateral Manager

By:	Ivy Hill Asset Management, L.P. as Submanager

By
Name
Title

EXHIBIT E

LECG, LLC

SMART BUSINESS ADVISORY AND CONSULTING, LLC

COMPLIANCE CERTIFICATE

To:                              Bank of Montreal, as Administrative
Agent under, and the Lenders party to,
the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of May 15, 2007, among us (as extended, renewed, amended or restated from time to time, the “Credit Agreement”).  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.            I am the duly elected                      of LECG, LLC;

2.            I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.            The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.            The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5.            The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this                   day of                           20    .

LECG, LLC

By
Name
Title

2

SCHEDULE I

TO COMPLIANCE CERTIFICATE

LECG, LLC

SMART BUSINESS ADVISORY AND CONSULTING, LLC

COMPLIANCE CALCULATIONS

FOR CREDIT AGREEMENT DATED AS OF MAY 15, 2007

CALCULATIONS AS OF                ,

A.	Total Funded Debt/EBITDA Ratio ( Section 8.22(a))

	1.	Total Funded Debt	$

	2.	Net Income for past 4 quarters

	3.	Interest Expense for past 4 quarters

	4.	Income taxes for past 4 quarters

	5.	Depreciation and Amortization Expense for past 4 quarters

	6.	Non-cash stock-based compensation expenses and non-cash impairment charges for past 4 quarters

	7.	Goodwill impairment charges for past 4 quarters

	8.	Amortization of signing, performance or retention bonuses for past 4 quarters

	9.	Expenses incurred in connection with the LECG Merger in an aggregate amount not to exceed $6,000,000

	10.	Non-recurring non-cash restructuring, integration or severance charges or expenses for past 4 quarters

11.

Non-recurring cash restructuring, integration or severance charges or expenses for past 4 quarters (including such expenses in an aggregate amount not to exceed $7,500,000 after the Sixth Amendment Effective Date)

	12.	All amounts paid to FTI Consulting, Inc. or other agents engaged or retained by or on behalf of the Administrative Agent or the Lenders during for past 4 quarters

	13.	Sum of Lines A2, A3, A4, A5, A6, A7, A8, A9, A10, A11 and A12

	14.	The sum of all amounts included in Net Income amount in respect of extraordinary gains and non-cash gains realized for past 4 quarters

	15.	Cash used during past 4 quarters for payment of multi-year signing, performance or retention bonuses (whether or not such amounts were included in arriving at Net Income)

	16.	Line A13 minus Line A14 minus Line A15 (“EBITDA”)*

	17.	Ratio of Line A1 to A16	:1.0

	18.	Line A17 ratio must not exceed	:1.0

	19.	Compliance (circle yes or no)	yes/no

B.	Fixed Charge Coverage Ratio (Section 8.22(b))

	1.	EBITDA for past 4 quarters (Line A16 above)	$

	2.	Capital Expenditures (excluding integration-related Capital Expenditures) for past 4 quarters	$

	3.	Line B1 minus Line B2	$

	4.	Principal payments for past 4 quarters	$

	5.	Interest Expense for past 4 quarters	$

	6.	Income taxes for past 4 quarters	$

	7.	Restricted Payments per 8.12(c) during past 4 quarters	$

	8.	Sum of Lines B4, B5, B6, B7 and B8	$

	9.	Ratio of Line B3 to Line B8	:1.0

	10.	Line B9 ratio must not be less than	:1.0

	11.	Compliance (circle yes or no)	yes/no

C.	Minimum EBITDA (Section 8.22(c))

	1.	EBITDA for past 4 quarters (Line A16 above)	$

	2.	Minimum Required Amount*	$

	3.	Compliance (circle yes or no)	yes/no

D.	Capital Expenditures (Section 8.22(d))

	1.	Year-to-date Capital Expenditures	$

*

EBITDA for (A) the fiscal quarter of the Parent ended December 31, 2009 shall be $7,929,631, (B) the fiscal quarter of the Parent ended September 30, 2009 shall be $4,690,429 and (C) the fiscal quarter of the Parent ended June 30, 2009 shall be $5,036,816.

2

	2.	Maximum permitted amount	$3,000,000

	3.	Compliance (circle yes or no)	yes/no

E.	Rental Expense (Section 8.22(e))

	1.	Rental Expenses for past quarter	$

	2.	Maximum permitted amount	$5,000,000

	3.	Compliance (circle yes or no)	yes/no

F.	Balance Sheet Cash (Section 8.22(f))

	1.	Unrestricted cash on the balance sheet	$

	2.	Minimum permitted amount	$6,000,000

	3.	Compliance (circle yes or no)	yes/no

3

SCHEDULE 6.2

SUBSIDIARIES

NAME	JURISDICTION OF ORGANIZATION	PERCENTAGE OWNERSHIP	OWNER

Smart Business and Advisory Consulting, LLC	California	100%	Smart Business Holdings, LLC

Smart Financial Advisors, LLC	Commonwealth of Pennsylvania	100%	Smart Business Advisory and Consulting, LLC

Smart Business Advisory and Consulting UK Limited	United Kingdom	100%	Smart Business Advisory and Consulting, LLC

Smart Business Holdings, LLC*	Delaware	100%	LECG, LLC

LECG Canada Holding, Inc.	California	100%	LECG, LLC

LECG Hong Kong Limited	Hong Kong	100%	LECG, LLC

LECG Holding Company (UK) Ltd.	United Kingdom	100%	LECG, LLC

LECG Limited (UK)	United Kingdom	100%	LECG, LLC

LECG Limited (New Zealand)	New Zealand	100%	LECG, LLC

LECG Canada, Ltd.	Ontario	100%	LECG Canada Holding, Inc.

LECG Consulting France, SAS	France	100%	LECG Holding Company (UK) Ltd.

LECG Consulting Spain, SL	Spain	100%	LECG Holding Company (UK) Ltd.

*	Red Sox Acquisition LLC shall change its name to Smart Business Holdings, LLC in connection with the LECG Merger.

LECG Consulting Belgium, NV	Belgium	100%	LECG Holding Company (UK) Ltd.

LECG Italy, SrL	Italy	100%	LECG Holding Company (UK) Ltd.

2

SCHEDULE 6.5

FINANCIAL STATEMENT EXCEPTIONS TO GAAP

None.

SCHEDULE 6.10

TITLE TO ASSETS

The Borrower’s assets are subject to Liens pursuant to that certain Second Amended and Restated Credit Agreement, dated as of December 15, 2006, by and among the New Borrower, the various financial institutions party thereto, as Lenders, Lasalle Bank National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and KeyBank National Association, U. S. Bank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, as amended; the obligations under which will be repaid on the Sixth Amendment Effective Date.

SCHEDULE 6.11

LITIGATION

None.

SCHEDULE 6.14

AFFILIATE TRANSACTIONS

None.

SCHEDULE 8.7

ASSUMED LIABILITIES

All payment obligation arising out of deferred compensation or pension obligations to the current or former employees or Members of Borrower or Affiliates.

Name	Purpose	Date of Note or Obligation	Remaining Term	Monthly Pension or Severance Payments	Face Value

[Individual information omitted from copy]

Total					$926,144